                                                                   Exhibit 10.11




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                          --------------------------

                       CERES TRADING LIMITED PARTNERSHIP


                          --------------------------

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP



                         Dated as of September 8, 1997





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

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
ARTICLE I    DEFINITIONS.......................................................2

ARTICLE II   ORGANIZATIONAL MATTERS...........................................11
     2.1     Organization of Partnership......................................11
     2.2     Name.............................................................11
     2.3     Purpose..........................................................11
     2.4     Principal Office; Registered Office..............................11
     2.5     Term.............................................................11

ARTICLE III  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS..........................11
     3.1     General Partner..................................................11
     3.2     Limited Partners.................................................12
     3.3     Globex Division..................................................13
     3.4     Capital Accounts.................................................13
     3.5     Interest.........................................................14
     3.6     No Withdrawal....................................................14
     3.7     Loans From Partners..............................................14
     3.8     Limited Partners.................................................15
     3.9     Issuance of Units................................................15
     3.10    Additional Limited Partner Capital Contributions.................17

ARTICLE IV   DISTRIBUTIONS AND ALLOCATIONS....................................18
     4.1     Nonliquidating Distributions.....................................18
     4.2     Allocations of Profits and Losses................................19
     4.3     Special Allocations..............................................20
     4.4     Indemnification and Reimbursement for Payments on Behalf of a
             Partner..........................................................21

ARTICLE V    MANAGEMENT.......................................................21
     5.1     Authority of General Partner.....................................21
     5.2     Limitations on General Partner Authority.........................23
     5.3     Partnership Qualifications and Filings...........................23
     5.4     Reliance by Third Parties........................................24
     5.5     Reimbursement of General Partner.................................24
     5.6     Outside Activities...............................................24
     5.7     Partnership Funds................................................25
     5.8     Dealings With General Partner....................................25
     5.9     Standard of Care.................................................26
     5.10    Purchase or Sale of Units........................................26

     5.11    Indemnification..................................................26
     5.12    Limitation of Liability..........................................27

ARTICLE VI   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.......................27
     6.1     Limitation of Liability..........................................27
     6.2     Management of Business...........................................27
     6.3     No Right of Partition............................................28
     6.4     Outside Activities...............................................28
     6.5     Rights of Limited Partners Relating to the Partnership...........28

ARTICLE VII  RECORDS AND REPORTS..............................................29
     7.1     Records and Accounting...........................................29
     7.2     Fiscal Year......................................................29
     7.3     Reports..........................................................29

ARTICLE VIII TAX MATTERS......................................................30
     8.1     Preparation of Tax Returns.......................................30
     8.2     Tax Elections....................................................30
     8.3     Tax Controversies................................................30
     8.4     Information to Partnership.......................................30

ARTICLE IX   MEETINGS; VOTING; AMENDMENTS.....................................31
     9.1     Meetings.........................................................31
     9.2     Voting Rights....................................................32
     9.3     Amendments.......................................................32

ARTICLE X    TRANSFER OF PARTNERSHIP INTERESTS................................32
     10.1    Transfer in General..............................................32
     10.2    Transfer of General Partnership Interest.........................33
     10.3    Transfer of Units................................................34
     10.4    Remedies For Violation of Restrictions on Transfer...............34
     10.5    Transferee's Rights..............................................35

ARTICLE XI   ADMISSION OF PARTNERS............................................35
     11.1    Additional Limited Partners......................................35
     11.2    Substituted Limited Partners.....................................35
     11.3    Admission of a Successor General Partner.........................35
     11.4    Representations of New Partners..................................35

ARTICLE XII  WITHDRAWAL OR REMOVAL OF PARTNERS................................36
     12.1    Withdrawal of General Partner....................................36
     12.2    Election of Successor General Partner............................36

     12.3    Liquidation of General Partner's Interest........................37
     12.4    Former General Partner's Liabilities.............................37
     12.5    Withdrawal of Limited Partners...................................37
     12.6    Removal of Limited Partners......................................38

ARTICLE XIII DISSOLUTION AND LIQUIDATION......................................38
     13.1    Dissolution......................................................38
     13.2    Election to Continue Partnership.................................38
     13.3    Liquidation......................................................39
     13.4    Distribution in Kind.............................................40
     13.5    General Partner Deficit Makeup...................................41
     13.6    Cancellation of Certificate of Limited Partnership...............41
     13.7    Reasonable Time for Winding Up...................................41
     13.8    Return of Capital................................................41

ARTICLE XIV  VALUATION........................................................41

ARTICLE XV   GENERAL PROVISIONS...............................................42
     15.1    Power of Attorney................................................42
     15.2    Title to Partnership Assets......................................43
     15.3    Addresses and Notices............................................43
     15.4    Binding Effect...................................................43
     15.5    Creditors........................................................43
     15.6    Waiver...........................................................44
     15.7    Counterparts.....................................................44
     15.8    Applicable Law; Consent to Jurisdiction..........................44
     15.9    Invalidity of Provisions.........................................44
     15.10   Number and Gender................................................44
     15.11   Further Action...................................................44
     15.12   Integration......................................................44
     15.13   Including........................................................45

                       CERES TRADING LIMITED PARTNERSHIP

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------


          This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and between the Board of Trade of the City of Chicago, an Illinois corporation, as General Partner, and any and all Persons who are or hereafter become Limited Partners.

          WHEREAS, the Board of Trade of the City of Chicago, as General Partner, and the Limited Partners, have heretofore formed a limited partnership pursuant to the Delaware Act;

          WHEREAS, the parties hereto are parties to the Amended and Restated Agreement of Limited Partnership dated as of April 1, 1994;

          WHEREAS, there have been no activities or operations of the Globex Division of the Partnership since December 22, 1994;

          WHEREAS, the Board of Trade of the City of Chicago, acting in its capacity as the General Partner of the Partnership, on August 19, 1997 amended
Section 3.8(b) of the Amended and Restated Agreement of Limited Partnership pursuant to that certain Addendum to Ceres Trading Limited Partnership Amended and Restated Agreement of Limited Partnership dated April 1, 1994;

          WHEREAS, the membership of the Board of Trade of the City of Chicago, acting in their capacities both as members of the Board of Trade of the City of Chicago and as Limited Partners of the Partnership on September 2, 1997 voted to approve certain propositions relating to Chicago Board Brokerage, including the creation of the CBB Division of the Partnership as set forth herein;

          WHEREAS, the Project A System includes certain technology which is not a local area network and was not developed under the name "Project A"; and

          WHEREAS, the parties desire to continue the limited partnership and to amend and restate the Amended and Restated Agreement of Limited Partnership in its entirety as set forth herein and to give such Amended and Restated Agreement of Limited Partnership effect as of September 8, 1997;

           NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

          "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 11.1.

          "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, the balance of a Person's Capital Account shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or Treasury Regulation
Section 1.704-2(g) and (i)(5) (relating to minimum gain). A Partner's Adjusted Capital Account Deficit shall be determined separately with respect to each Partnership Division Capital Account.

          "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Neither the Partnership nor any Person controlled by it shall be deemed an Affiliate of the General Partner for any purpose hereunder.

          "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

          "Amended and Restated Agreement of Limited Partnership" means the Amended and Restated Agreement of Limited Partnership of Ceres Trading Limited Partnership, dated as of April 1, 1994.

          "Associate Member" or "Associate Member of the CBOT" means any Person who is a member of the CBOT and whose membership is of the category contemplated by Rule 211.00 of the Rules and Regulations of the CBOT.

          "Associate Membership" means a membership of the category contemplated by Rule 211.00 of the Rules and Regulations of the CBOT.

          "Base Rate" means the corporate base rate of interest publicly announced by The First National Bank of Chicago from time to time, changing when and as said corporate base rate changes.

          "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, as further adjusted from time to time as required or permitted by Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)-(g).

          "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States shall not be regarded as a Business Day.

          "Capital Account" means a Partner's Data Services Division Capital Account, Foreign Consultancy Division Capital Account, CBB Division Capital Account or Electronic Trading Division Capital Account.

          "Capital Contribution" means any cash, cash equivalents or other property which a Partner contributes or is deemed to have contributed to the Partnership pursuant to Section 3.1, 3.2 or 3.10.

          "Cash Flow" means, with respect to any Fiscal Period, Cash Receipts during such Fiscal Period, increased by any amounts withdrawn from Reserves during such Fiscal Period, and reduced (but not below zero) by any amounts used during such Fiscal Period to establish or add to such Reserves as the General Partner deems necessary or appropriate, or to pay Partnership expenses, debt service (including prepayments) or capital expenditures. Cash Flow shall be determined separately with respect to each Partnership Division.

          "Cash Receipts" means all sums actually received by the Partnership in the course of the Partnership's business, including from any sale, exchange, borrowing, refinancing or disposition of any of the Partnership's assets. Amounts held in escrow, trust or any similar arrangement shall not constitute Cash Receipts unless or until, and only to the extent that, such amounts are made available to the Partnership or are used to pay Partnership expenses, debt service or capital expenditures.

          "CBB Division" means all of the activities of the Partnership relating to Chicago Board Brokerage.

          "CBB Division Capital Account" means the capital account, as determined in the sole and conclusive discretion of the General Partner, maintained for a Partner pursuant to Section 3.4 with respect to that Partner's interest in the CBB Division.

          "CBB Division Cash Flow" means Cash Flow which the General Partner determines, in its sole and conclusive discretion, is attributable to the CBB Division.

          "CBB Division Profits and Losses" means Profits and Losses which the General Partner determines, in its sole and conclusive discretion, are attributable to the CBB Division.

          "CBOT" means the Board of Trade of the City of Chicago, a voluntary membership association created by special act of the Illinois legislature.

          "Certificate of Limited Partnership" means the Certificate of Limited Partnership of Ceres Trading Limited Partnership as filed with the Secretary of State of Delaware as it may be amended, supplemented or restated from time to time.

          "Chicago Board Brokerage" means Chicago Board Brokerage, L.L.C., a Delaware limited liability company, or any successor entity.

          "Claims" has the meaning set forth in Section 5.11(a).

          "Class A Limited Partner" means any Limited Partner shown on the Partnership's books and records as the owner of one or more Class A Units.

          "Class A-1 Limited Partner" means any Limited Partner shown on the Partnership's books and records as the owner of one or more Class A-1 Units.

          "Class A-2 Limited Partner" means any Limited Partner shown on the Partnership's books and records as the owner of one or more Class A-2 Units.

          "Class A-3 Limited Partner" means any Limited Partner shown on the Partnership's books and records as the owner of one or more Class A-3 Units.

          "Class A-4 Limited Partner" means any Limited Partner shown on the Partnership's books and records as the owner of one or more Class A-4 Units.

          "Class A Unit" means each Unit issued pursuant to Section 3.9(a).

          "Class A-1 Unit" means each Unit issued pursuant to Section 3.9
(a)(i).

          "Class A-2 Unit" means each Unit issued pursuant to Section
3.9(a)(ii).

          "Class A-3 Unit" means each Unit issued pursuant to Section
3.9(a)(iii).

          "Class A-4 Unit" means each Unit issued pursuant to Section
3.9(a)(iv).

          "Class B Limited Partner" means any Limited Partner shown on the Partnership books and records as the owner of one or more Class B Units.

          "Class B Unit" means each Unit issued pursuant to Section 3.9(b).

          "Clearing Member" or "Clearing Member of the CBOT" means any person who is a member of the CBOT and is also a member of the Board of Trade Clearing Corporation.

          "Code" means the United States Internal Revenue Code of 1986, as amended and effective as of the date hereof. Such term shall be deemed to include amendments to such statute and any corresponding provisions of succeeding statutes to the extent the General Partner, in its sole and conclusive discretion, determines to apply the same.

          "COM Member" or "COM Member of the CBOT" means any Person who is a membership interest holder of the CBOT and whose membership interest is of the category contemplated by Rule 293.00 of the Rules and Regulations of the CBOT.

          "COM Membership" means a membership interest of the category contemplated by Rule 293.00 of the Rules and Regulations of the CBOT.

          "Data Services Division" means all of the activities of the Partnership relating to the development, marketing and management of certain new financial and transactional information, data processing and dissemination services.

          "Data Services Division Capital Account" means the capital account, as determined in the sole and conclusive discretion of the General Partner, maintained for a Partner pursuant to Section 3.4 with respect to that Partner's interest in the Data Services Division.

          "Data Services Division Cash Flow" means Cash Flow which the General Partner determines, in its sole and conclusive discretion, is attributable to the Data Services Division.

          "Data Services Division Profits and Losses" means Profits and Losses which the General Partner determines, in its sole and conclusive discretion, are attributable to the Data Services Division.

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to the Delaware Act.

          "Distribution" means any amount distributed by the Partnership pursuant to Section 4.1, 13.3(c)(iv), (v) or (vi), or 13.4.

          "Electronic Trading Division" means all of the activities of the Partnership relating to the Electronic Trading System.

          "Electronic Trading Division Capital Account" means the capital account, as determined in the sole and conclusive discretion of the General Partner, maintained for a Partner pursuant to Section 3.4 with respect to that Partner's interest in the Electronic Trading Division.

          "Electronic Trading Division Cash Flow" means Cash Flow which the General Partner determines, in its sole and conclusive discretion, is attributable to the Electronic Trading Division.

          "Electronic Trading Division Profits and Losses" means Profits and Losses which the General Partner determines, in its sole and conclusive discretion, are attributable to the Electronic Trading Division.

          "Electronic Trading System" means the electronic trading systems owned or licensed by the Partnership including, but not limited to, the local area network electronic trading system developed under the name "Project A."

          "Electronic Trading System Clearing Volume" means the amount of a Class B Limited Partner's clearing volume on the Electronic Trading System, with respect to contracts traded on the CBOT, relative to the clearing volume of all Class B Limited Partners, with respect to contracts traded on the CBOT, that the General Partner, in its sole and conclusive discretion, determines is attributable to such Class B Limited Partner based upon revenues generated for the Electronic Trading System attributable to such Class B Limited Partner's clearing activity on the Electronic Trading System relative to such revenues attributable to all Class B Limited Partners.

          "Fair Market Value" means, with respect to any asset, its fair market value determined according to Article XIV.

          "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

          "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 7.2.

          "Foreign Consultancy Division" means all of the activities of the Partnership relating to the rendition of consulting services to foreign entities and the acquisition and ownership of equity participation rights and interests in or relating to such foreign entities.

          "Foreign Consultancy Division Capital Account" means the capital account, as determined in the sole and conclusive discretion of the General Partner, maintained for a Partner pursuant to Section 3.4 with respect to that Partner's interest in the Foreign Consultancy Division.

          "Foreign Consultancy Division Cash Flow" means Cash Flow which the General Partner determines, in its sole and conclusive discretion, is attributable to the Foreign Consultancy Division.

          "Foreign Consultancy Division Profits and Losses" means Profits and Losses which the General Partner determines, in its sole and conclusive discretion, are attributable to the Foreign Consultancy Division.

          "Full Member" or "Full Member of the CBOT" means any Person who is a member of the CBOT with full voting and other privileges as contemplated by the Rules and Regulations of the CBOT.

          "Full Membership" means a membership interest as contemplated by the Rules and Regulations of the CBOT.

          "General Partner" means the Person listed as General Partner in the introduction to this Agreement, or any Successor General Partner, in its capacity as general partner of the Partnership.

          "General Partnership Interest" means the Partnership Interest held by the General Partner.

          "GIM Member" or "GIM Member of the CBOT" means any Person who is a membership interest holder of the CBOT and whose membership interest is of the category contemplated by Rule 291.00 of the Rules and Regulations of the CBOT, or any Person who, after purchase of a GIM Member's membership interest, becomes the owner of a one-half participation in an Associate Membership as contemplated by Rule 296.00 of the Rules and Regulations of the CBOT.

          "GIM Membership" means a membership interest of the category contemplated by Rule 291.00 of the Rules and Regulations of the CBOT.

          "Globex Division" means all of the activities of the Partnership which related to the off-hours electronic trading system of GLOBEX Joint Venture, L.P., a Delaware limited partnership, which was developed in conjunction with Reuter Futures Services Inc., a Colorado corporation. On December 22, 1994, the General Partner, in its capacity as General Partner, discontinued the Partnership's participation in the Globex Joint Venture, L.P., and the Globex Division was liquidated.

          "Globex Division Capital Account" means the capital account that had been maintained for a Partner with respect to that Partner's interest in the Globex Division.

          "Globex Division Cash Flow" means Cash Flow which the General Partner determined was attributable to the Globex Division.

          "Globex Division Profits and Losses" means Profits and Losses which the General Partner determined were attributable to the Globex Division.

          "IDEM Member" or "IDEM Member of the CBOT" means any Person who is a membership interest holder of the CBOT and whose membership interest is of the category contemplated by Rule 292.00 of the Rules and Regulations of the CBOT.

          "IDEM Membership" means a membership interest of the category contemplated by Rule 292.00 of the Rules and Regulations of the CBOT.

          "Initial Issuance Date" means the date on which Units were first issued pursuant to Section 3.8 of the original agreement of limited partnership of Ceres Trading Limited Partnership.

          "Indemnified Person" has  the meaning set forth in Section 5.11(a).

          "Indemnifying Partner" has the meaning set forth in Section 4.4(a).

          "Issue Price" means, with respect to any Unit, the amount required to be paid to the Partnership for such Unit pursuant to Section 3.9.

          "Limited Partner" means any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner, and the General Partner in its capacity as owner of any Units; but only so long as such Person is shown on the Partnership's books and records as the owner of one or more Units.

          "Liquidator" has the meaning set forth in Section 13.3.

          "Losses" means items of Partnership loss and deduction determined according to Section 3.4(b).

          "Majority Interest" means more than 50% of the Percentage Interests represented by Units held by Limited Partners on the day for any determination requiring approval of a Majority Interest.

          "Minimum Gain" means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

          "Partner" means a General Partner or a Limited Partner.

          "Partnership" means Ceres Trading Limited Partnership as it may be constituted from time to time.

          "Partnership Divisions" means the CBB Division, Data Services Division, Foreign Consultancy Division and Electronic Trading Division.

          "Partnership Interest" means the interest of a Partner in Profits, Losses and Distributions and his other rights and obligations as a Partner in his capacity as such.

          "Percentage Interests" means, as of any particular time and subject to adjustment as provided in this Agreement, (a) as to each Class A-1 Limited Partner, 63.20% multiplied by a fraction, the numerator of which is the number of Class A-1 Units owned by such Limited Partner and the denominator of which is the aggregate number of Class A-1 Units issued and outstanding; (b) as to each Class A-2 Limited Partner, 5.6487% multiplied by a fraction, the numerator of which is the number of Class A-2 Units owned by such Limited Partner and the denominator of which is the aggregate number of Class A-2 Units issued and outstanding; (c) as to each Class A-3 Limited Partner, 0.8713% multiplied by a fraction, the numerator of which is the number of Class A-3 Units owned by such Limited Partner and the denominator of which is the aggregate number of Class A-3 Units issued and outstanding; (d) as to each Class A-4 Limited Partner, 0.28% multiplied by a fraction, the numerator of which is the number of Class A-4 Units owned by such Limited Partner and the denominator of which is the aggregate number of Class A-4 Units issued and outstanding; (e) as to each Class B Limited Partner, 20% multiplied by a fraction, the numerator of which is the number of Class B Units held by such Limited Partner and the denominator of which is the aggregate number of Class B Units issued and outstanding; and (f) as to the General Partner, 10%.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

          "Preferred Interest" means the balance, from time to time, of any Capital Account of the General Partner maintained with respect to any Capital Contribution described in the last sentence of Section 3.1, adjusted pursuant to
Section 3.4(a) to reflect any prior distributions pursuant to Section 4.1(e) or 13.3(c)(iv) and any prior allocations of Profits pursuant to Section 4.2(e).

          "Preferred Return" means an amount calculated on a daily basis equal to the product of (i) the remainder of (A) the Base Rate plus one percentage point divided by (B) 365, multiplied by (ii) the excess of (A) the aggregate amount of the General Partner's Capital Contributions described in the last sentence of Section 3.1 made on or prior to the calculation date with respect to a Partnership Division plus the aggregate amount of all Preferred Returns for all prior Fiscal Years with respect to such Partnership Division over (B) the aggregate amount of all distributions made on or prior to the calculation date to the General Partner with respect to the Preferred Interest in such Partnership Division.

          "Profits" means items of Partnership income and gain determined according to Section 3.4(b).

          "Reserves" means amounts set aside on the Partnership's books to provide for the Partnership's reasonable working capital requirements and its estimated future expenses, debt service or capital expenditures (including reasonable amounts set aside for unforeseen and contingent liabilities). Reserves shall be determined separately with respect to each Partnership Division.

          "Securities Act" means the United States Securities Act of 1933 and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of or under the Securities Act shall be deemed to include any corresponding provisions of future law.

          "Substituted Limited Partner" means a Person that is admitted as a Limited Partner to the Partnership pursuant to Section 11.2.

          "Successor General Partner" means any Person admitted as a general partner of the Partnership pursuant to Section 11.3.

          "Taxable Year" means the Partnership's accounting period for federal income tax purposes determined pursuant to Section 8.2.

          "Treasury Regulations" means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any amendments to such regulations and any corresponding provisions of succeeding regulations to the extent the General Partner, in its sole and conclusive discretion, determines to apply the same.

          "Unit" means (i) with respect to Class A Units, each Partnership Interest issued pursuant to Section 3.9(a), and (ii) with respect to Class B Units, each Partnership Interest issued pursuant to Section 3.9(b).

          "Unitholder" means any Partner in its capacity as owner of one or more Units as reflected on the Partnership's books and records.

          "Valuation Date" has the meaning set forth in Article XIV.

          "Withdrawal date" has the meaning set forth in Section 13.2.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

          2.1  Organization of Partnership.  The General Partner and the
Limited Partners hereby agree to organize the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.

          2.2 Name. The name of the Partnership shall be Ceres Trading Limited Partnership. The General Partner in its sole and conclusive discretion may change the name of the Partnership at any time and from time to time. The Partnership's business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

          2.3 Purpose. The purpose of the Partnership shall be to carry on any activities which may lawfully be carried on by a limited partnership organized pursuant to the Delaware Act, including without limitation engaging in activities related to financial and futures markets and the acquisition, financing, holding, management, development, improvement, maintenance, operation, leasing, sale, exchange, and other disposition of any direct or indirect interest in any real or personal property, and exercising such powers as are necessary or appropriate in connection with the foregoing.

          2.4 Principal Office; Registered Office. The principal office of the Partnership shall be at 141 West Jackson Boulevard, Chicago, Illinois or such other place as the General Partner may from time to time in its sole and conclusive discretion designate. The Partnership may maintain other offices at such place or places as the General Partner deems advisable. The address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company.

          2.5 Term. The Partnership shall commence upon the filing of the Certificate of Limited Partnership according to the Delaware Act and shall continue in existence until termination pursuant to Article XIII.

                                  ARTICLE III

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

          3.1 General Partner. The General Partner, in its capacity as General Partner, has contributed the following amounts to the Partnership's capital allocated to the Capital Accounts as follows:

          Electronic Trading Division Capital Account       50,000

          Data Services Division Capital Account            15,000

          Foreign Consultancy Division Capital Account       2,500

          CBB Division Capital Account                    $260,000

The General Partner, in its capacity as General Partner, may from time to time contribute additional cash or cash equivalents to the Partnership's capital in exchange for a Preferred Interest in the Partnership Division with respect to which such additional contribution is made.

          3.2 Limited Partners. Each Limited Partner who is issued Units by the Partnership pursuant to Section 3.9 shall be treated as having contributed to the Partnership's capital an amount equal to the Issue Price for such Units. Each Class A Limited Partner has contributed (or a contribution has been made on such Limited Partner's behalf) to the Partnership's capital in cash or cash equivalents allocated to the Capital Accounts of such Limited Partner as follows:

                     Electronic     Data       Foreign
                      Trading     Services   Consultancy     CBB
                     Division     Division    Division     Division
                      Capital     Capital      Capital     Capital
                      Account     Account      Account     Account
                     ----------   --------   -----------   --------
      Class A-1       $225.39      $86.94       $14.49     $515.00

      Class A-2         37.56       14.49         2.41       86.00

      Class A-3         18.78        7.24         1.20       43.00

      Class A-4          1.09        0.42         0.07        2.00

          3.3 Globex Division From June 2, 1992, to December 22, 1994, the Partnership held an interest in the Globex Joint Venture, L.P., through the Partnership's Globex Division. When the Globex Division was initially constituted, the General Partner contributed $200,000 to the General Partner's Globex Division Capital Account. Before December 22, 1994, each Limited Partner contributed to the Partnership's capital a per Unit issue price, approximately 80% of which was allotted to such Limited Partner's Globex Division Capital Account. On December 22, 1994, the Globex Joint Venture, L.P. was dissolved, ending the Partnership's participation in the venture. Upon such dissolution, and consistent with a ballot vote of a Majority Interest, the General Partners dissolved the Globex Division, first by making distributions of Globex Division Cash Flow and allocations of Globex Division Profits and Losses for all periods ending on or before December 22, 1994, and then by liquidating all Globex Division assets in the order of priority set forth in the Amended and Restated Agreement of Limited Partnership dated April 1, 1994. There were no proceeds available for distribution after payment of partnership obligations. If there had been proceeds from the Globex Division liquidation, they would have been distributed to the Partners to the extent of, and in proportion to, their respective Globex Division Capital Account balances. No assets or obligations of the Globex Division were transferred to any other Division of the Partnership.

          3.4  Capital Accounts.

          (a) The Partnership shall establish for each Partner a Capital Account for each of the Partnership Divisions in which such Partner has an interest.
The Partnership also shall establish for the General Partner a Capital Account for each of the Partnership Divisions with respect to which the General Partner has made a Capital Contribution described in the last sentence of Section 3.1. Except as otherwise provided in this Agreement, the Capital Accounts shall be maintained according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Partnership shall not, upon the occurrence of the events specified in Treasury Regulation Section 1. 704-1(b)(2)(iv)(f), except upon complete liquidation of the Partnership, increase or decrease the Capital Accounts according to the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.

          (b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

           (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a) (1) (B) or Treasury Regulation Section 1.704 1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

           (ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

           (iii) Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

           (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value according to Treasury Regulation
     Section 1.7041(b)(2)(iv)(g).

           (v) To the extent an adjustment is required to be made to the Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j),(k) or (m), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Capital Accounts) or loss (if the adjustment decreases the Capital Accounts).

          3.5 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

          3.6 No Withdrawal. No Person shall be entitled to withdraw any part of his Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.

          3.7 Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required (or, in the case of a Capital Contribution described in the last sentence of Section 3.1, permitted) hereunder to be contributed by him to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets according to the terms and conditions upon which such advances are made.

          3.8 Limited Partners. There shall be two classes of Limited Partners, Class A and Class B. Class A Limited Partners shall be further divided into sub-classes, Class A-1, Class A-2, Class A-3, and Class A-4.

          3.9  Issuance of Units.

          (a) Class A Units.

          (i) Class A-1 Units. Class A-1 Units may be issued only to Full Members of the CBOT. There shall be 1,402 Class A-1 Units, or such other number as shall be determined as provided below or by the General Partner in its sole and conclusive discretion.

          (ii) Class A-2 Units.  Class A-2 Units may be issued only to
     Associate Members of the CBOT. There shall be 752 Class A-2 Units, or such other number as shall be determined as provided below or by the General Partner in its sole and conclusive discretion.

          (iii) Class A-3 Units. Class A-3 Units may be issued only to GIM Members of the CBOT. There shall be 232 Class A-3 Units or such other number as shall be determined as provided below or by the General Partner in its sole and conclusive discretion.

          (iv) Class A-4 Units. Class A-4 Units may be issued only to COM Members and IDEM Members of the CBOT. There shall be 1,285 Class A-4 Units or such other number as shall be determined as provided below or by the General Partner in its sole and conclusive discretion.

          It is hereby expressly acknowledged and agreed that, as a result of certain Full Members, Associate Members, GIM Members and COM Members choosing not to become Limited Partners on the Initial Issuance Date, Class A Units were issued to the General Partner as of such date. Nothing contained in this Agreement shall prohibit the General Partner from holding such Class A Units.

          If, after the Initial Issuance Date, the CBOT issues additional Full Memberships, Associate Memberships, GIM Memberships, COM Memberships or IDEM Memberships, the Partnership shall authorize and issue that number of Class A Units of the appropriate sub-class(es) which equals the number of additional memberships being issued by the CBOT. Any Person acquiring any such additional CBOT membership from the CBOT shall be required to purchase one Class A Unit of the appropriate sub-class for each such membership acquired at an Issue Price equal to the sum of each average Capital Account balance of an existing Unitholder holding one Unit of such sub-class and each Capital Account of the purchaser shall be credited with an amount equal to the corresponding average balance. Such Person shall be admitted as an Additional Limited Partner upon the written consent of the General Partner, provided all of the requirements set forth in Section 11.4 are satisfied.

          (b) Class B Units. Class B Units may be issued only to Clearing Members of the CBOT. Any person who becomes a Clearing Member of the CBOT after the Initial Issuance Date shall, subject to the consent of the General Partner, be entitled (but not required) to purchase only one Class B Unit on the date such person becomes a Clearing Member. Any Clearing Member desiring to become a Class B Limited Partner shall be required to execute all documents deemed necessary or desirable by the General Partner to effect such purchase of the Class B Unit. Such Clearing Member shall be admitted as an Additional Limited Partner upon the written consent of the General Partner, provided all of the requirements set forth in Section 11.4 are satisfied.

          For any purchasing Unitholder that has or will become a Clearing Member after July 17, 1992, the following pricing provisions shall apply:

          (i) For any purchasing Unitholder that became a Clearing Member between July 17, 1992, and December 22, 1994, the Issue Price for each Class B Unit shall be equal to the result obtained by dividing (A) $500,000 by (B) the number of Class B Units outstanding immediately prior to the purchasing Unitholder's becoming a Clearing Member, and adjusting such price to reflect the approximate tax effect of the pro rata share of the losses attributable to the Globex Division dissolution that would have been passed through to such purchasing Unitholder had it become a Class B Limited Partner as of the date it became a Clearing Member, using an assumed corporate tax rate of 40%.

          (ii) For any purchasing Unitholder that has or will become a Clearing Member after December 22, 1994, the Issue Price for each Class B Unit shall be equal to the result obtained by dividing (i) the greater of (A) $100,000 or (B) the sum of the aggregate balance of the Capital Accounts of the Class B Units outstanding immediately prior to the purchasing Unitholder's having become a Clearing Member and the purchase price paid by the Partnership for any Class B Units purchased by the Partnership during the calendar quarter the Purchasing Unitholder became a Clearing Member, by
     (ii) the number of Class B Units outstanding immediately after the issuance of such Unit.

          The Issue Price shall be allocated to each Capital Account of the purchasing Class B Unitholder in an amount equal to the corresponding average Capital Account of all Class B Unitholders and any excess unallocated Issue Price, if any, shall be allocated equally to the Capital Accounts of the Class B Unitholders.

          (c) In the event the CBOT issues new memberships of an existing class which causes the Partnership to issue new Class A Units pursuant to Section 3.9(a), the General Partner may, in its sole and conclusive discretion, re-allocate the Percentage Interests of some or all of the Partners in a manner it deems equitable.

          (d) In the event the CBOT issues memberships of a new class, the General Partner may, in its sole and conclusive discretion, cause the Partnership to authorize and issue that number of a new class or sub-class of Units equal to the number of new CBOT memberships to be issued, or may cause the Partnership to authorize and issue Units of an existing class or sub-class equal to (or representing a multiple or fraction of) the number of new CBOT memberships. In either event, all Persons acquiring such new CBOT memberships shall be required to purchase one (or such multiple or fraction of one) Unit of the class or sub-class which corresponds to such class of membership for each such membership acquired and the General Partner may, in its sole and conclusive discretion, re-allocate the Percentage Interests of some or all of the Partners in a manner it deems fair and equitable.

          (e) In the event two GIM Memberships are converted into two one-half participations of Associate Memberships and combined into one Associate Membership, the corresponding Class A-3 Units shall be combined into one Class A-2 Unit. After any such combination, the General Partner may, in its sole and conclusive discretion, re-allocate the Partnership Interests of the Class A-2 and A-3 Limited Partners in a manner it deems equitable.

          (f) In the event the CBOT amends the rights associated with any class of membership or it otherwise modifies its membership structure in a manner not contemplated hereby, the General Partner may, in is sole and conclusive discretion, reallocate the Partnership Interests of some or all of the Partners and make such other changes to this Agreement as it deems equitable.

          3.10  Additional Limited Partner Capital Contributions.

          (a) If, during any calendar quarter, one or more Class B Limited Partners have withdrawn as Class B Limited Partners pursuant to Section 10.3(c) or Section 12.6, each Class B Limited Partner which held a Class B Unit immediately after the withdrawal of a Class B Limited Partner and which continues to hold such Class B Unit on the last day of such calendar quarter shall contribute or arrange to have contributed to the Partnership an amount equal to the sum of the product (determined with respect to each withdrawal) obtained by multiplying (i) the purchase price paid by the Partnership for the Class B Unit of the withdrawing Partner by (ii) a fraction, the numerator of which is the number of Class B Units held by the contributing Class B Limited Partner immediately after the withdrawal of the withdrawing Class B Limited Partner which continue to be outstanding on the last day of such calendar quarter and the denominator of which is the total number of Class B Units outstanding immediately after the withdrawal of the withdrawing Class B Limited Partner which continue to be outstanding on the last day of such calendar quarter. Such capital contribution shall be made at the time specified by the General Partner in a written notice provided to all Class B Limited Partners required to make such a contribution. Such capital contribution shall be allocated to the contributing Class B Limited Partners' Capital Accounts in the same proportion as the balances in the withdrawing Class B Limited Partner's Capital Accounts bore to each other. The General Partner, in its sole and conclusive discretion, may offset any contribution obligation under this Section 3.10(a) against any distribution to which a Class B Limited Partner may be entitled pursuant to this Agreement.

          (b) If this Agreement is amended to create additional Partnership divisions pursuant to a ballot vote under the rules and regulations of the CBOT, each Limited Partner shall contribute or arrange to have contributed to the Partnership the amount specified and approved in such ballot vote.

                                   ARTICLE IV

                         DISTRIBUTIONS AND ALLOCATIONS

          4.1 Nonliquidating Distributions. Except as provided in Section 13.3(c) or by the Delaware Act, Cash Flow of each Partnership Division for each Fiscal Period shall be distributed to Partners having an interest in such Partnership Division, in the manner described below. Except as so provided, Cash Flow of a Partnership Division shall be distributed notwithstanding that, with respect to another Partnership Division or with respect to the Partnership in the aggregate, amounts used to establish or add to Reserves and to pay Partnership expenses, debt service or capital expenditures may exceed Cash Receipts and amounts withdrawn from Reserves. For the purposes of this Section 4.1, Percentage Interests shall be determined as of the record date for such distribution.

          (a) Electronic Trading Division Cash Flow shall be distributed to the Partners pro rata according to their respective Percentage Interests (and, with respect to the 20% share of the Class B Limited Partners, 40% of such 20% shall be distributed pro rata according to the fraction referred to in clause (e) of the definition of Percentage Interests and 60% shall be distributed according to their respective Electronic Trading System Clearing Volume with respect to contracts traded on the CBOT).

          (b) Data Services Division Cash Flow shall be distributed 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (c) Foreign Consultancy Division Cash Flow shall be distributed 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (d) CBB Division Cash Flow shall be distributed 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (e) Notwithstanding Section 4.1(a), (b), (c) and (d), if the General Partner has a Preferred Interest with respect to a Partnership Division, the Partnership shall distribute such portion of the Partnership Division's Cash Flow to the General Partner as the General Partner determines, in its sole and conclusive discretion, is appropriate, but not in excess of the amount of the Preferred Interest with respect to such Partnership Division.

          (f) If one or more Class B Units are issued during any calendar quarter, each Class B Limited Partner which held a Class B Unit immediately before such issuance and which continues to hold such Class B Unit on the last day of such calendar quarter shall be entitled to receive a distribution equal to the sum of the products (determined with respect to each issuance of a Class B Unit) obtained by multiplying (i) the Issue Price paid for such newly issued Class B Unit by (ii) a fraction, the numerator of which is the number of Class B Units held by the existing Class B Limited Partner immediately before the issuance of the Class B Unit which continue to be outstanding on the last day of such calendar quarter and the denominator of which is the total number of Class B Units outstanding immediately before the issuance of the Class B Unit which continue to be outstanding on the last day of such calendar quarter. Such distribution shall be charged against the distributee Class B Limited Partners' Capital Accounts in the same proportions as the purchasing Class B Limited Partner's Capital Account balances bear to each other immediately after such purchase. Such distribution shall be made not more than 30 days after the end of the calendar quarter.

          4.2 Allocations of Profits and Losses. Subject to Section 4.3, Profits and Losses of each Partnership Division for each Fiscal Period shall be allocated among the Partners having an interest in such Partnership Division as of the end of such Fiscal Period, in the manner described below. For the purposes of this Section 4.2, Percentage Interests shall be determined as of the end of such Fiscal Period.

          (a) Electronic Trading Division Profits and Losses shall be allocated to the Partners pro rata according to their respective Percentage Interests (and, with respect to the 20% share of the Class B Limited Partners, 40% of such 20% of Profits (and 100% of such 20% of Losses) shall be allocated pro rata according to the fraction referred to in clause (e) of the definition of Percentage Interests and 60% of such 20% of Profits shall be allocated according to their respective Electronic Trading System Clearing Volume with respect to contracts traded on the CBOT).

          (b) Data Services Division Profits and Losses shall be allocated 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (c) Foreign Consultancy Division Profits and Losses shall be allocated 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (d) CBB Division Profits and Losses shall be allocated 90% to the Class A Limited Partners pro rata according to their respective Percentage Interests and 10% to the General Partner.

          (e) Notwithstanding Section 4.2(a), (b), (c) and (d), if the General Partner has a Preferred Interest with respect to a Partnership Division, Profits of such Division for such Fiscal Period shall be allocated 100% to the General Partner to the extent of the lesser of (i) the excess of the Profits of such Division for such Fiscal Period over the Losses of such Division f or such Fiscal Period and (ii) the excess of the Preferred Return for such Fiscal Period and all prior Fiscal Periods on the General Partner's Preferred Interest in such Division over the aggregate amount of Profits allocated pursuant to this Section 4.2(e) with respect to such Partnership Division in all prior Fiscal Periods.

          4.3  Special Allocations.

          (a) If allocations of Losses with respect to a Partnership Division to any Limited Partner for any Taxable Year would cause that Partner to have an Adjusted Capital Account Deficit with respect to such Division as of the end of such Taxable Year, then such Losses shall be reallocated to the General Partner, and subsequent allocations of Profits with respect to such Division shall be specially allocated to the extent possible to reverse the prior special allocation of Losses with respect to such Division pursuant to this Section 4.3(a).

          (b) If any Limited Partner has an Adjusted Capital Account Deficit with respect to a Partnership Division as of the end of any Taxable Year, Profits with respect to such Division shall be allocated to all such Limited Partners in an amount and manner sufficient to eliminate the deficit as quickly as possible, and subsequent allocations of Losses with respect to such Division shall be specially allocated to the extent possible as determined by the General Partner in its sole and conclusive discretion to reverse the prior special allocation of Profits with respect to such Division pursuant to this Section 4.3(b).

          (c) If the General Partner determines in its sole and conclusive discretion, after consultation with competent tax counsel, that the allocation of any item of Partnership Profit or Loss hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to the principles of Treasury Regulation Section 1.704-1(b) and 1.704-2), then the General Partner may in its sole and conclusive discretion specially allocate such item to reflect such economic interests.

          4.4 Indemnification and Reimbursement for Payments on Behalf of a Partner.

          (a) Except as otherwise provided herein, if the Partnership is required by law (as determined by the General Partner in its sole and conclusive discretion) to pay any amount to a governmental agency (or otherwise makes a payment) because of a Partner's status or otherwise specifically attributable to a Partner (including, without limitation, federal withholding taxes with respect to foreign partners, state personal property taxes, state unincorporated business taxes, etc.), then such Partner (the "Indemnifying Partner") shall indemnify the Partnership in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). At the General Partner's option, the amount to be indemnified shall be charged against the Capital Accounts of the Indemnifying Partner in such manner as the General Partner, in its sole and conclusive discretion, determines and, at the option of the General Partner, either:

          (i) promptly upon notification of an obligation to indemnify the Partnership, the Indemnifying Partner shall make a cash payment to the Partnership equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Partner's Capital Accounts so charged), or

          (ii) the Partnership shall reduce subsequent distributions which would otherwise be made to the Indemnifying Partner until the Partnership has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Partner's Capital Accounts).

          (b) A Partner's obligation to make contributions to the Partnership under this Section 4.4 shall survive the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 4.4, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 4.4, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the Base Rate plus six percentage points (but not in excess of the highest rate per annum permitted by law).

                                   ARTICLE V

                                   MANAGEMENT

          5.1  Authority of General Partner.

          (a) The General Partner shall have all the rights and powers of a general partner as provided in the Delaware Act, under any other applicable laws and by this Agreement. In this regard, the General Partner shall have the exclusive right and power to manage the business of the Partnership and is authorized to do on behalf of the Partnership all things which, in its sole and conclusive discretion, are necessary or appropriate to carry out the Partnership's purpose, including the following:

          (i) to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to carry on the business of the Partnership as set forth herein;

          (ii) to borrow money and, as security therefor, to mortgage, pledge or otherwise encumber any and all assets of the Partnership, including the rights of the Partnership under any agreements;

          (iii) to cause to be paid all amounts due and payable by the Partnership to any Person and to collect all amounts due to the Partnership;

          (iv) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons to carry out the business and affairs of the Partnership, whether or not any such Persons so employed are affiliated with or related to any Partner, and to pay such fees, expenses, salaries, wages and other compensation to such Persons as the General Partner shall in its sole and conclusive discretion determine;

          (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the General Partner, in its sole and conclusive discretion, may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, right or claim, either in favor of or against the Partnership;

          (vi) to pay any fees and expenses incurred in connection with the Partnership's organization, the issuance of Units, the management of the Partnership's business and affairs, and the carrying out of the General Partner's obligations and responsibilities under this Agreement and the Delaware Act;

          (vii) to prosecute and defend or cause to be prosecuted and defended all proprietary rights, including all trade names, trademarks and service marks, and all licenses and permits and all applications with respect thereto, which may be held by the Partnership, and to prosecute and defend all rights of the Partnership in connection therewith;

          (viii) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested by the General Partner;

          (ix) to establish, alter and eliminate Reserves;

          (x) to establish one or more accounts for the Partnership in such financial institutions as the General Partner may from time to time designate;

          (xi) to make Distributions periodically according to the provisions of this Agreement;

          (xii) to cause the Partnership to acquire and make equity investments in, and advance and acquire loans to, corporations, joint ventures and general or limited partnerships, and to exercise the Partnership's rights as a stockholder, director, venturer or partner of such corporations, ventures or partnerships, as the case may be;

          (xiii) to assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

          (xiv) to dispose of the goodwill of the Partnership's business;

          (xv) to do any other act which would make it possible to carry on the ordinary business of the Partnership;

          (xvi) to confess a judgment;

          (xvii) to submit a Partnership claim or liability to arbitration or reference;

          (xviii) to sell, lease, abandon or otherwise dispose of any or all of the Partnership's assets in any one, in any series of related, or in any other transaction(s); and

          (xix) to merge or consolidate the Partnership with or into any Person.

          (b) With respect to all of its rights, powers and obligations under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such promissory notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems necessary or appropriate, all on such terms and conditions as it deems proper.

          5.2  Limitations on General Partner Authority.  Nothing in Section
5.1 shall give the General Partner the authority to knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or that would cause the partnership to be classified as other than a partnership for United States federal income tax purposes.

          5.3 Partnership Qualifications and Filings. The General Partner shall cause to be filed such other certificates or documents as may be determined by the General Partner in its sole and conclusive discretion to be necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from any and all filings in and reports to any state, and from all amendments thereto, the names and addresses of the Partners, information relating to the Partners' Capital Contributions and shares of Profits and Losses, and information relating to compensation of the Partners, or may state such information in the aggregate rather than with respect to each individual Partner. Subject to the terms of Section 6.5(a), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

          5.4 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner herein set forth.

          5.5  Reimbursement of General Partner.

          (a) The General Partner shall be reimbursed for its reasonable expenses paid or incurred prior to the date of the admission of any Additional Limited Partners pursuant to Section 11.1 and not otherwise reimbursed in connection with organizing the Partnership, starting-up and financing the Partnership's activities, and acquiring or improving Partnership assets (including proprietary rights).

          (b) The General Partner or one or more of its Affiliates shall be reimbursed on a monthly basis for (i) all amounts any such Person pays or incurs which are directly connected with the Partnership's business, including all expenditures for legal, accounting, printing and banking matters, insurance, consultants and other third parties, reasonable travel expenses, and filing fees, and (ii) that portion of any such Person's legal and accounting expenses, telephone and utilities, secretarial, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, and other indirect expenses necessary or appropriate in connection with the Partnership's business which is allocable to the Partnership. The General Partner, in its sole and conclusive discretion, shall determine the portion of any such Person's indirect expenses which is allocable to the Partnership in any reasonable manner.

          5.6  Outside Activities.

          (a) The General Partner, its Affiliates, and the stockholders, members, directors, officers, controlling persons, partners and employees of the General Partner or its Affiliates may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that compete with the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any such business interests or activities of any such Person. The General Partner shall devote to the management of the Partnership only such time as it deems necessary or appropriate to cause the affairs of the Partnership to be conducted in an efficient manner.

          (b) Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment or business opportunity to the Partnership even if the opportunity is of a character which, if presented to the Partnership, could be undertaken by the Partnership. Each of the General Partner and its Affiliates shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons.

          5.7 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner and shall not be commingled with the funds of the General Partner or any of its Affiliates. All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents. Funds of the Partnership may be invested as determined by the General Partner, in its sole and conclusive discretion, except in connection with acts otherwise prohibited by this Agreement.

          5.8  Dealings With General Partner.

          (a) The General Partner or any of its Affiliates may contract or otherwise deal with the Partnership or any Person in which it directly or indirectly holds an interest with respect to the provision of services to the Partnership or such other Person, loans to or from the Partnership or such other Person, transfers of assets and liabilities to or from the Partnership or such other Person, or with respect to other matters deemed necessary or appropriate in the General Partner's sole and conclusive discretion; provided that the terms of any such contract or other dealing shall be fair and reasonable to the Partnership. The conditions of this Section 5.8 shall be deemed to be satisfied as to the transactions disclosed in documents delivered to prospective Limited Partners prior to the admission of any Additional Limited Partners pursuant to
Section 11.1, and transactions effected on terms which are at least as favorable to the Partnership as terms which generally would be provided by unrelated third parties. In any case in which the General Partner or its Affiliates contracts or otherwise deals with the Partnership, its standard of care in the performance of its obligations under such contract or course of dealings shall be the same as the standard of care that would be imposed on an unrelated third party having a similar level of experience and expertise.

          (b) Notwithstanding any provision in Section 5.8(a), the General Partner or any of its Affiliates may, but shall not be required to, loan or cause to be loaned to the Partnership such sums as the General Partner deems necessary or advisable. Loans made by the General Partner or any Affiliates of the General Partner shall be upon such terms as the General Partner deems reasonable and shall not be required to be subordinated to the claims of other Partnership creditors. Any loans shall be repaid to the General Partner pursuant to the provisions of any such loan agreement.

          5.9  Standard of Care.

          (a) Whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Partner, on the other hand, the resolution thereof by the General Partner or such Affiliate, unless made in bad faith, shall not constitute a breach of this Agreement or any other agreement contemplated herein.

          (b) Whenever in this Agreement the General Partner or any of its Affiliates is permitted to take any action or to make a decision in its "sole and conclusive discretion" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein. Any standard of care or duty imposed in any agreement contemplated herein or under the Delaware Act or any other applicable law, shall be modified, waived or limited in each case as required to permit the General Partner or any of its Affiliates to act or to make decisions under this Agreement or any other agreement contemplated herein pursuant to the authority prescribed in this Section 5.9(b).

          5.10 Purchase or Sale of Units. The General Partner may cause the Partnership to purchase or otherwise acquire Units as contemplated by the other provisions of this Agreement or as otherwise determined by the General Partner in its sole and conclusive discretion. As long as such Units are held by or on behalf of the Partnership, such Units shall not be considered outstanding for any purpose. The General Partner may also purchase or otherwise acquire, or sell or otherwise dispose of, Units as contemplated by the other provisions of this Agreement or as otherwise determined by the General Partner in its sole and conclusive discretion, which Units shall be considered issued and outstanding. Unless otherwise provided hereunder, the General Partner shall be entitled to all rights associated with any Units held by it.

          5.11  Indemnification.

          (a) The Partnership shall indemnify and hold harmless the General Partner and its Affiliates, and each officer, director and controlling person of the General Partner or its Affiliates ("Indemnified Person") from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts relating to any and all claims, demands, actions, suits or proceedings (including by or in the right of the Partnership), whether civil, criminal, administrative or investigative, which relate to the General Partner's status or activities as the Partnership's general partner or to the Partnership's property, business or affairs (collectively, "Claims"). An Indemnified Person's expenses paid or incurred in defending itself against any Claim shall be reimbursed by the Partnership as paid or incurred. A Person shall be considered an Indemnified Person whether or not such Person has the status required to be an Indemnified Person at the time any such Claim is made or maintained. This Section 5.11 shall not apply with respect to any Indemnified Person for that portion of any Claim determined by the final decision (from which an appeal cannot be taken or is not timely taken) of a court of competent jurisdiction to have been caused by his gross negligence or willful and wanton misconduct. Any payments made to or on behalf of a Person who is later determined not to be entitled to such payments shall be refunded to the Partnership promptly following such determination.

          (b) The right to indemnification and the advancement of expenses conferred in this Section 5.11 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, vote of Limited Partners or otherwise.

          (c) The Partnership may, but shall not be obligated to, indemnify and hold harmless employees and agents of the General Partner or its Affiliates to the same extent as if such Persons were Indemnified Persons. In addition, the Partnership may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

          5.12 Limitation of Liability. An Indemnified Person shall not be liable to the Partnership or any Unitholder for any act or omission performed or omitted by such Person pursuant to authority granted to such Person by this Agreement; provided that such limitation of liability shall not apply to the extent the act or omission was attributable to such Person's gross negligence or willful and wanton misconduct or knowing violation of law. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

                                   ARTICLE VI

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

          6.1 Limitation of Liability. Except as otherwise provided in this Agreement or in the Delaware Act, a Limited Partner's liability for Partnership liabilities and Losses shall be limited to his undistributed Capital Contribution and his share of any undistributed Profits, net of Losses.

          6.2 Management of Business. No Limited Partner shall take part in the control (within the meaning of the Delaware Act) of the Partnership's business or transact any business in the Partnership's name, unless such Limited Partner is also the General Partner or other Person employed or engaged to transact any such business by or on behalf of the General Partner or the Partnership. The transaction of any such business by a Limited Partner employed or engaged to do so by or on behalf of the General Partner or the Partnership shall not be deemed to constitute participation in control of the Partnership and shall not affect, impair or eliminate the limitations on the liability of a Limited Partner under this Agreement.

          6.3 No Right of Partition. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

          6.4 Outside Activities. A Limited Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities which compete with the Partnership. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business interests or activities of any Limited Partner.

          6.5 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 6.5(b), the Limited Partners shall have the following rights relating to the Partnership:

          (a) In addition to the right to receive the reports to be provided pursuant to Section 7.3, each Limited Partner shall have the right, for a proper purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable notice and written request to the General Partner and at the expense of such Limited Partner:

          (i) to obtain information regarding the status of the Partnership's business and financial condition;

          (ii) promptly after such information becomes available, to obtain a copy of the Partnership's United States federal, state and local income tax returns for each year, except that such Limited Partner shall not be entitled to obtain a copy of the various Schedule K-1s of other Partners that are exhibits to the Partnership's tax returns;

          (iii) to obtain from the Partnership a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

          (iv) to have a current list of the name and last known business, residence or mailing address of each Partner; and

          (v) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

          (b) The other provisions hereof notwithstanding, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable any information (i) the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership, or (ii) which the Partnership is required by law or by agreements with third parties to keep confidential.

          (c) Any and all information provided to or otherwise obtained by a Limited Partner with respect to the affairs of the Partnership and its business shall, except as may be required by law, be kept strictly confidential.

                                  ARTICLE VII

                              RECORDS AND REPORTS

          7.1 Records and Accounting. The General Partner shall keep, or cause to be kept, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 6.5 or pursuant to applicable laws. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in its sole and conclusive discretion.

          7.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year or such other annual accounting period as may be established by the General Partner.

          7.3 Reports. The Partnership's books shall be audited annually by an independent certified public accountant selected by the General Partner. The Partnership will use reasonable efforts to send to any Person who was a Partner at any time during the Fiscal Year:

          (a) within 75 days after the end of each Fiscal Year, tax information, including a statement showing each Partner's share of Profits, Losses and credits and the amount of any distributions; and

          (b) within 120 days after the close of each Fiscal Year an audited financial statement including, as of year end, a balance sheet, statement of income, Partner's equity and changes in financial position.

          The General Partner is authorized to expend Partnership funds to provide the above information and to notify the Limited Partners of other information as the General Partner deems appropriate.

                                  ARTICLE VII

                                  TAX MATTERS

          8.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all Federal and state tax returns required to be filed by the Partnership.

          8.2 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 7.2, unless the General Partner shall determine otherwise in its sole and conclusive discretion and in compliance with applicable laws. The General Partner shall, in its sole and conclusive discretion, determine whether to make or revoke any available elections pursuant to the Code.

          8.3 Tax Controversies. The General Partner is designated the "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. The Tax Matters Partner shall have sole and conclusive discretion to determine whether the Partnership (either in its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Partner, and if paid by the Partnership, shall be recoverable from such Partner pursuant to Section 4.4.

          8.4 Information to Partnership. Each Partner shall timely provide to the Partnership all forms and information which such Partner is required to provide by applicable law, regulations or tax forms, and shall also provide to the Partnership upon request such additional information or forms which the General Partner may reasonably request with respect to the Partnership's compliance with applicable tax laws.

                                   ARTICLE IX

                          MEETINGS; VOTING; AMENDMENTS

          9.1  Meetings.

          (a) Meetings of the Partners for any purpose with respect to which the Limited Partners are entitled to vote (including the giving or withholding of approval or consent hereunder) may be called by the General Partner at any time (there being no obligation to hold annual or other periodic meetings).

          (b) Notice of a Partners' meeting and information regarding the matters to be addressed at the meeting shall be given by the General Partner to Limited Partners not less than 7 days nor more than 60 days prior to the date of such meeting.

          (c) The General Partner shall be solely responsible for convening and conducting any Partners' meeting, including the determination of Persons entitled to vote at such meeting, the satisfaction of the requirements of this
Article IX with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during such meeting or voting. The General Partner may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any Partners' meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidence of the right to vote.

          (d) At the General Partner's election, any action that may be taken at a Partners' meeting may be taken without a meeting if the General Partner solicits written consents to the action and such consents are received from Limited Partners owning not less than the minimum amount of

Percentage Interests represented by Units that would be necessary to authorize or take such action at a meeting. The General Partner shall be solely responsible for conducting the solicitation of consents and for determining the validity and effect of responses to the solicitation.

          (e) For purposes of determining the Limited Partners entitled to notice of, or to vote at, a meeting of the Partners, or to give consents without a meeting, the General Partner may set a record date, which shall not be later than 7, nor more than 60, days prior to the date of such meeting or the date the request for such consents is delivered to such Limited Partners.

          9.2  Voting Rights.

          In the event that the General Partner elects to submit a matter to a vote of the Limited Partners, such matter shall be deemed approved if approved by a Majority Interest and such approval shall bind all Limited Partners. A Limited Partner otherwise entitled to vote shall be entitled to vote: (i) at a meeting, either in person or by written proxy directing the manner in which the vote shall be cast, or (ii) without a meeting, by a signed writing directing the manner in which the vote shall be cast. Such proxy or writing must be received by the General Partner prior to the date upon which the votes of Limited Partners are to be counted. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners.

          9.3  Amendments.

          The General Partner, without the consent of any Limited Partner, may amend, change, modify or restate this Agreement or any of its provisions, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith (and all rights of Limited Partners granted in this Agreement or by law are subject to the foregoing power of the General Partner): provided, however, that (a) without the approval by written consent or affirmative vote of each Partner directly affected thereby, no amendment, change, modification or restatement shall (i) convert a Unit into a general partner interest or modify the limited liability of a Limited Partner or (ii) except as provided in Section 3.10, require any additional capital contribution by a Limited Partner and (b) except as provided in Section 3.9 or pursuant to approval by written consent or affirmative vote of a Majority Interest, no amendment, change, modification or restatement shall materially alter the definition of Percentage Interests or Sections 4.1(a), (b), (c) or (d), 4.2(a),
(b), (c) or (d) or 13.3(c) of this Agreement. Clauses (a)(i) and/or (a)(ii) of the preceding sentence may be amended only with the approval by written consent or affirmative vote of each Partner directly affected by such amendment and clause (b) thereof may be amended only with the approval by written consent or affirmative vote of a Majority Interest.

                                   ARTICLE X

                       TRANSFER OF PARTNERSHIP INTERESTS

          10.1  Transfer in General.

          (a) The term "transfer," when used in this Article X, means a transaction by which a Partner assigns all or any portion of his Partnership Interest or any interest therein to another Person other than the Partnership, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, or exchange.

          (b) The General Partnership Interest shall not be transferred unless the transfer is described in Section 10.2. Units shall not be transferred unless the transfer is described in Section 10.3. Any transfer or purported transfer of a General Partnership Interest or Unit which is not described in
Section 10.2 or 10.3 shall be void and shall not bind or be recognized by the Partnership; for purposes of this Agreement, the Partnership and the General Partner shall recognize the purported transferor as continuing to be the owner of the General Partnership Interest or Unit transferred or purported to be transferred.

          10.2  Transfer of General Partnership Interest.

          (a) A transfer of the General Partnership Interest is described in this Section 10.2 if and only if all of the following conditions are satisfied:

          (i) the transfer shall not affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or result in the loss of limited liability of any Limited Partner;

          (ii) the transfer shall not cause the Partnership to be classified as other than a partnership for United States federal income tax purposes; and

          (iii) the transfer shall not result in a termination of the Partnership under Code Section 708, unless the General Partner, in its sole and conclusive discretion, determines that any such termination will not have a material adverse impact on the Partners.

          (b) In the case of any transfer of all of the General Partner's General Partnership Interest pursuant to Section 10.2(a), the transferee shall be admitted to the Partnership as a Successor General Partner immediately prior to the effective date of the transfer (determined pursuant to Section 10.5), and the transferee shall continue the business and operations of the Partnership according to this Agreement.

          (c) Any transfer by the General Partner of all of its General Partnership Interest, if the transfer is described in this Section 10.2, shall constitute a withdrawal for purposes of Section 12.1(a).

          (d) Any transfer by the General Partner of Units held by it shall be governed by Section 10.3, except that any Successor General Partner shall be required to purchase any Units held by the former General Partner.

          (e) Nothing in this Section 10.2 shall limit any Person's authority or power to transfer any interest in the General Partner.

          10.3  Transfer of Units.

          (a) Upon the sale or other transfer by a Class A Limited Partner of such Limited Partner's CBOT membership, the Person transferring such membership shall sell, and the person purchasing or otherwise acquiring the membership shall purchase (and such Limited Partner shall cause such person to purchase), the Class A Unit owned by such Class A Limited Partner at a purchase price equal to the aggregate Capital Account balances of the transferred Class A Unit (determined, in the case of a purchase made during the calendar month immediately following the end of a Fiscal Period, without regard to allocations of Profits and Losses for such Fiscal Period), but not less than zero. Upon the effective date of the transfer of such Unit (determined pursuant to Section 10.5), the transferor shall cease to be a Limited Partner and the transferee shall be admitted to the Partnership as a Substituted Limited Partner. Proceeds of the sale of a Class A Unit shall not be subject to Rule 252 of the Rules of the CBOT.

          (b) Upon the sale or transfer by a Full Member, an Associate Member, a GIM Member, a COM Member or an IDEM Member of the CBOT of its CBOT membership, if such transferring member is not a Class A Limited Partner, the Person to whom the membership is being sold or transferred shall purchase from the General Partner, and the General Partner shall sell to such Person, a Class A Unit of the appropriate sub-class (as determined under Section 3.9) at a purchase price equal to the aggregate Capital Account balances of the transferred Class A Unit (determined, in the case of a purchase made during the calendar month immediately following the end of a Fiscal Period, without regard to allocations of Profits and Losses for such Fiscal Period), but not less than zero. Upon the effective date of the transfer of such Unit (determined pursuant to Section 10.5), such Person shall be admitted to the Partnership as a Substituted Limited Partner.

          (c) Whenever a Class B Limited Partner ceases to be a Clearing Member of the CBOT, the Class B Limited Partner shall be required to withdraw as a Class B Limited Partner. In this event, the Partnership shall be required to purchase such Class B Limited Partner's Class B Unit, and such Class B Limited Partner shall be required to sell such Unit to the Partnership, at a purchase price equal to such Class B Limited Partner's aggregate Capital Account balances (determined, in the case of a purchase made during the calendar month immediately following the end of a Fiscal Period, without regard to allocations of Profits and Losses for such Fiscal Period), but not less than zero.

          (d) The acquisition by any Person of a Full Membership, an Associate Membership, a GIM Membership, a COM Membership or an IDEM Membership after the Initial Issuance Date shall constitute a request by such person that the books and records of the Partnership reflect such person's admission as a Limited Partner, and shall constitute such Person's agreement to be bound by this Agreement.

          10.4 Remedies For Violation of Restrictions on Transfer. In addition to any other remedies available to the Partnership, if under applicable law a transfer of a Partnership Interest which does not comply with the provisions of this Article X is nevertheless legally effective, the General Partner may liquidate the Partnership Interests of the transferor and transferee at an amount not in excess of the aggregate Capital Account balances associated with such Interests, and the transferor and transferee shall be jointly and severally liable to the Partnership for, and shall hold the Partnership harmless against, any loss or expense to which the Partnership may be exposed as the result of such transfer.

          10.5 Transferee's Rights. A transfer or withdrawal of a Partnership Interest described in Section 10.2 or 10.3 shall be effective as of the date determined by the General Partner in its sole and conclusive discretion, which date shall not be earlier than the first day of the calendar month during which such transfer or withdrawal occurs, nor later than the first day of the calendar month following the calendar month during which it receives notice (in such form and manner as it may reasonably require) that such transfer or withdrawal has occurred. Distributions having a record date before the effective date of such transfer shall be paid to the transferor, and Distributions having a record date after such date shall be paid to the transferee.

                                   ARTICLE XI

                             ADMISSION OF PARTNERS

          11.1 Additional Limited Partners. A person who has been issued Units pursuant to Section 3.9 and who is not a Partner shall be admitted to the Partnership as an Additional Limited Partner. Such admission shall become effective on the date such admission is shown on the Partnership's books and records.

          11.2 Substituted Limited Partners. A person who has received Units pursuant to Section 10.3(a) or 10.3(b) and who is not a Partner shall be admitted to the Partnership as a Substituted Limited Partner. Such admission shall become effective on the effective date referred to in Section 10.5.

          11.3 Admission of a Successor General Partner. A Person shall be admitted as a Successor General Partner if and only if (a) the Person is the transferee of all or any portion of the General Partner's General Partnership Interest in a transfer described in Section 10.2, or (b) the Person is elected to be a Successor General Partner in the manner described in Section 12.2, 12.3 or 13.2.

          11.4 Representations of New Partners. Each Person admitted to the Partnership as a Partner shall become a party to, and be bound by, this Agreement. Each Partner (solely on its own behalf and not on behalf of any other Partner) represents and warrants that (a) the Partner's interest in the Partnership is intended to be and is being acquired solely for the Partner's own account and not with a view to any sale or other disposition of all or any part thereof, (b) the Partner is aware that interests in the Partnership have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are not within the scope of such Act, they are registered thereunder or an exemption from such registration is available, that the Partnership has no present intention of so registering such interests under the Securities Act, that in any event interests in the Partnership may not be transferred except as provided in this Agreement, and that accordingly such Partner is able and is prepared to bear the economic risk associated with the Partner's interest in the Partnership and to suffer a complete loss of such interest, and (c) the Partner's knowledge and experience in financial and business matters are such that the Partner is capable of evaluating the risks of acquiring its Unit. Each Partner shall make such additional representations relating to the matters contemplated by Section 10.2(a) as the General Partner may request. The foregoing representations and warranties may be relied upon by the Partnership, and by the other Partners, in connection with each Partner's acquisition of Units.

                                  ARTICLE XII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

          12.1 Withdrawal of General Partner. The General Partner shall not withdraw as the Partnership's general partner except as follows:

          (a) The General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the effective date of the transfer of all of its General Partnership Interest in a transfer described in Section 10.2.

          (b) The General Partner may withdraw as the Partnership's general partner by delivering a notice of withdrawal to the Partners. Such notice shall state the effective date of the General Partner's withdrawal, which date shall be not less than 90 days subsequent to the date such notice is mailed, and shall set forth rules and procedures for the nomination and election of a Successor General Partner pursuant to Section 12.2. Unless such notice is earlier revoked, the General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the earlier of (A) the effective date stated in such notice, or (B) the date a Successor General Partner is admitted to the Partnership pursuant to Section 11.3.

          12.2 Election of Successor General Partner. If the General Partner withdraws from the Partnership pursuant to Section 12.1(b), the Limited Partners may elect a Successor General Partner by the affirmative vote of a Majority Interest. If a Successor General Partner, as so elected, is admitted to the Partnership pursuant to Section 11.3 on or before the effective date specified in the General Partner's notice of withdrawal pursuant to Section 12.1(b), such Successor General Partner shall continue the Partnership's business according to this Agreement.

          12.3  Liquidation of General Partner's Interest.

          (a) Upon the admission of a Successor General Partner pursuant to
Section 11.3 by reason of an election pursuant to Section 12.2 or an appointment pursuant to Section 13.2, the former General Partner's Partnership Interest shall be liquidated. If the sum of the former General Partner's Capital Account balances upon liquidation is positive, the Partnership shall distribute such positive balance to the former General Partner in cash within 90 days following liquidation in the case of admission of a Successor General Partner pursuant to Section 11.3 by reason of an election pursuant to Section 12.2, and within 180 days following liquidation in the case of admission of a Successor General Partner pursuant to
Section 11.3 by reason of an appointment pursuant to Section 13.2.

          (b) If the sum of the former General Partner's Capital Account balances upon liquidation is negative, the former General Partner shall eliminate the deficit in the manner specified in Section 13.5.

          (c) The amount payable to the former General Partner pursuant to
Section 12.3(a) shall be a liability of the Partnership to the former General Partner, and the former General Partner shall have the full rights of a creditor with respect to such liability. If the Partnership defaults on the payment when due of any amount required to be paid to the former General Partner with respect to its Partnership Interest pursuant to Section 12. 3 (a), the amount due and unpaid shall accrue interest at the federal short-term rate (as prescribed in Code Section 1274(d)) from the date the defaulted payment was due to the date of payment, plus costs of collection (including reasonable attorney's fees). Similar rules shall apply in the case of a default by the former General Partner in the payment of any amounts due to the Partnership pursuant to Section 12.3(b).

          12.4 Former General Partner's Liabilities. In the case of any transfer of all of the General Partner's General Partnership Interest pursuant to Section 10.2(a) or any withdrawal of the General Partner pursuant to Section 12.1(b), and in either case upon the resulting admission of a Successor General Partner to the Partnership pursuant to Section 11.3, the General Partner shall be relieved of all Partnership liabilities. In no event, however, shall the General Partner be liable for Partnership liabilities incurred after the effective date of the General Partner's withdrawal as General Partner.

          12.5  Withdrawal of Limited Partners.  Except as provided in Sections
5.10 and 10.3(c), no Limited Partner shall have any right to withdraw from the Partnership without the prior written consent of the General Partner. Upon a transfer of all of a Limited Partner's Units in a transfer described in Section 10.3, such Limited Partner shall cease to be a Limited Partner; provided that the transferor shall not be released from liability to the Partnership for any false statement made, or caused to be made, by such transferor in this Agreement or in the Certificate of Limited Partnership.

          12.6 Removal of Limited Partners. A Limited Partner may be removed if the General Partner determines in its sole and conclusive discretion that such removal is necessary to comply with or avoid any penalties or other burdens arising under any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute. The General Partner shall provide written notice of removal to any Limited Partner that it proposes to remove pursuant to this Section 12.6, and if applicable shall provide such Limited Partner an opportunity to cure the event giving rise to removal. Upon removal of a Limited Partner, such Limited Partner, or the Limited Partner's successor in interest, shall be paid an amount equal to the aggregate balance of the Limited Partner's Capital Accounts. Such payment shall be made without interest within 90 days following the date of such removal.

                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

          13.1 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners, by the admission of a Successor General Partner, or by the withdrawal, removal, death, incompetency, dissolution, bankruptcy, insolvency, or termination of any Limited Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a) the election by the General Partner in its sole and conclusive discretion to take such action;

          (b) the withdrawal of the General Partner pursuant to Section 12.1(b) if the Limited Partners do not elect a Successor General Partner to continue the Partnership's business as provided by Section 12.2;

          (c) the occurrence of any event not specified in Section 13.1(b) that results in the General Partner ceasing to be the General Partner under Section 17-402 of the Delaware Act, unless the Limited Partners elect to continue the Partnership pursuant to Section 13.2; or

          (d) the occurrence of any other event that makes it unlawful for the Partnership's existence to be continued or that causes the dissolution and winding up of the Partnership's affairs under the Delaware Act.

          13.2 Election to Continue Partnership. Within 90 days following the occurrence of any event referred to in Section 13.1(c), all remaining Partners may agree in writing to continue the Partnership's business and to the appointment, effective as of the date of the event referred to in Section 13.1(c) (the "withdrawal date"), of one or more Successor General Partners. Unless a Successor General Partner is admitted to the Partnership within 90 days after the withdrawal date, the Partnership shall be liquidated pursuant to
Section 13.3. If a Successor General Partner is admitted to the Partnership pursuant to this Section 13.2, then (a) the Partnership shall continue until dissolved according to this Article XIII, and (b) all necessary steps shall be taken to amend the Certificate of Limited Partnership, and the Successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 15.1.

          13.3  Liquidation.

          (a) Upon dissolution of the Partnership or the occurrence of any event referred to in Section 13.1(c), the General Partner shall be the Liquidator, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by a Majority Interest; provided that if the dissolution of the Partnership resulted from an event described in Section 13.1(a), the General Partner may not be removed as Liquidator. If the Liquidator resigns, a successor Liquidator may be elected by a Majority Interest. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidator shall receive as compensation for its services (i) if the Liquidator is the General Partner, the compensation and reimbursements specified in Section 5.5, or (ii) if the Liquidator is not the General Partner, a reasonable fee plus out-of-pocket costs or such other compensation as a Majority Interest may approve.

          (b) Upon the occurrence of any event referred to in Section 13.1(c), the Liquidator shall establish reasonable rules and procedures for the nomination and election of a Successor General Partner pursuant to Section 13.2. Pending such election, the Liquidator shall continue to operate the Partnership's business in the ordinary course with a view to conserving the Partnership's assets. If no Successor General Partner is admitted to the Partnership pursuant to Section 13.2 within the time period specified therein, the Liquidator shall proceed with the liquidation of the Partnership's assets as provided in Section 13.3(c).

          (c) Except as provided in Section 13.3(b), the Liquidator shall liquidate the assets of each Partnership Division, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (i) First, to the payment of the debts and obligations of such Partnership Division to its creditors (other than loans to the Partnership by Partners), including sales commissions and other expenses incident to any sale of the assets of the Partnership Division.

          (ii) Second, to the establishment of and additions to such Reserves as the Liquidator may deem necessary or appropriate.

          (iii) Third, to the payment in full of loans owed by such Partnership Division to Partners, pro rata according to the relative amounts of such unpaid loans of equal priority.

          (iv) Fourth, to the General Partner to the extent of the amount of the General Partner's Preferred Interest with respect to such Partnership Division.

          (v) Fifth, to the Partners, to the extent of and in proportion to their respective aggregate Capital Account balances with respect to such Partnership Division, such aggregate not less than zero (adjusted for all distributions and allocations pursuant to Article IV for all periods ending on or before the date of the distribution).

           (vi) Sixth, with respect to the CBB Division, Data Services Division and the Foreign Consultancy Division, to the Partners in the same manner as Cash Flow of such Partnership Division is distributed pursuant to Section
     4.1 and, with respect to the Electronic Trading Division, to the Partners according to their Percentage Interests.

          (d) The Reserves established pursuant to Section 13.3(c)(ii) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any contingent or unforeseen liabilities or obligations or other items for which such Reserves were established and, at the expiration of such period as the Liquidator deems advisable, such Reserves shall be distributed to the Partners in the priorities set forth in Section 13.3(c).

          13.4 Distribution in Kind. The provisions of Section 13.3 which require the liquidation of the assets of the Partnership notwithstanding, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and conclusive discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and Reserves, and may, in its sole and conclusive discretion, distribute to the Partners, in lieu of cash, as tenants in common and according to the provisions of Section 13.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed according to the valuation procedures set forth in Article XIV.

          13.5 General Partner Deficit Makeup. If the General Partner has a deficit balance in any of its Capital Accounts following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account adjustments for the Taxable Year during which such liquidation occurs (other than those made pursuant to this Section 13.5), it shall contribute an amount equal to such deficit to the Partnership by the end of such Taxable Year, or if later, within 90 days following the date of such liquidation. Any amount contributed to the Partnership pursuant to this Section 13.5 shall be distributed according to Section 13.3(c).

          13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Sections
13.3 and 13.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.6.

          13.7 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up.

          13.8 Return of Capital. The Liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof, it being understood that any such return shall be made solely from Partnership assets.

                                  ARTICLE XIV

                                   VALUATION

          The Fair Market Value of any asset as of any date, or, if such date is not a Business Day, as of the immediately preceding Business Day (the "Valuation Date"), shall be determined as follows:

          A security which is listed on a recognized securities exchange shall be valued as of its last sale price on the Valuation Date, or if no sale occurred on such date, at its last "bid" price on the Valuation Date; and a security which is traded over-the-counter shall be valued at its last "bid" price on the Valuation Date. This paragraph shall not apply, however, to any security (i) held under a representation that it has been acquired for investment, and not with a view to public sale or distribution, (ii) subject to any other restriction on transfer, or (iii) where the size of the owner's holdings of the security compared to the trading volume in the security materially affects its liquidity and marketability.

          Any other asset (including any security to which the preceding paragraph does not apply by its terms) shall be valued as of the Valuation Date at the price a willing buyer would pay a willing seller in an arm's-length transaction, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, as determined by the General Partner in its sole and conclusive discretion using any valuation method selected by it in its sole and conclusive discretion.

                                   ARTICLE XV

                               GENERAL PROVISIONS

          15.1  Power of Attorney.

          (a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator, with full power of substitution, as the Partner's true and lawful agent and attorney-in-fact, with full power and authority in the Partner's name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary in its sole and conclusive discretion to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary in its sole and conclusive discretion to reflect any amendment, change, modification or restatement of this Agreement; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary in its sole and conclusive discretion to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XI; and

          (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the General Partner's sole and conclusive discretion, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the General Partner's sole and conclusive discretion, to effectuate the terms or intent of this Agreement.

          (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, incompetency, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the transfer of the Partner's Partnership Interest and shall extend to such Partner's heirs, successors, assigns and personal representatives.

          15.2 Title to Partnership Assets. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Legal title to any or all Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner, in its sole and conclusive discretion, may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee shall be held in trust by the General Partner or such nominee for the use and benefit of the Partnership according to the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          15.3 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any Person under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by a nationally recognized courier service or by facsimile transmission) to the Person at the Person's address as shown on the Partnership's books and records. An affidavit or certificate of sending executed by the General Partner shall be conclusive (but not exclusive) evidence of the date and fact of sending of any such notice, demand, request or report. Any notice to the General Partner or the Partnership shall be deemed given if received by the General Partner at the Partnership's principal office designated pursuant to Section 2.4.

          15.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          15.5 Creditors. Other than Sections 5.4 and 5.11, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a Partner. No creditor who makes a loan to the Partnership may have or acquire at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a secured creditor.

          15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          15.7 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. In addition, the provisions referred to in the second sentence of Section 17-101(10) of the Delaware Act are incorporated herein by reference and shall be deemed to be set forth in this Agreement.

          15.8 Applicable Law; Consent to Jurisdiction. This Agreement shall be construed according to and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law. Each Unitholder agrees that any legal proceeding instituted against him with respect to the Partnership's business or property may be brought in any court of competent jurisdiction located in Delaware or in the place where the Partnership maintains its principal place of business, as selected by the General Partner in its sole and conclusive discretion. Each Unitholder hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforementioned courts in personam generally and unconditionally with respect to any such proceeding for himself and his property. If any such proceeding is brought in any such jurisdiction, each Unitholder hereby (a) waives any objection on the ground of venue or the convenience of the forum, and (b) agrees that any judgment obtained in any such proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of the Unitholder's indebtedness. Service and notice of any such proceeding may be made by mailing any such service or notice to the Unitholder by certified United States mail, postage prepaid, to the Unitholder's address (determined according to Section 15.3).

          15.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          15.10 Number and Gender. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          15.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          15.12 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          15.13 Including. Whenever the term "including" is used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.

                         *      *      *      *      *

          IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Agreement of Limited Partnership as of the date set forth below.



GENERAL PARTNER:              BOARD OF TRADE OF THE
---------------               CITY OF CHICAGO


                              BY: /s/ Thomas R. Donovan
                                 -----------------------------------

                              Its President


LIMITED PARTNER:              THE LIMITED PARTNERS OF THE
---------------               PARTNERSHIP

                              BY:  BOARD OF TRADE OF THE CITY OF
                                   CHICAGO

                              Title: Attorney-In-Fact

                              BY: /s/ Thomas R. Donovan
                                 -----------------------------------

                              Its President

Dated: September 8, 1997
-----